****************************************************

Lease agreement

Lessor: Inner Mongolia Tehong Coal Group Co.,Ltd

Lessee: Inner Mongolia Xiangrong Commerce&Trade Co.,Ltd

By friendly negotiation, both sides signed agreement about house lease as follows:

1. Lessor lease house of floor1 and floor 2 in office building totaling 900m² to lessee, which locates No.39, Xinhua East Street, Hohhot City.

2. Lessee will use this leasing house as restaurant.

3. When this house is used, lessee can not change structure of house, meanwhile maintenance and repair of house should be in charged by lessee. All expense occurred during operation should be bore by lessee.

4. Both sides stipulate that lessor should consume in this restaurant, occurred expense will be deducted from house rent and be calculated every year end.

5. House rent negotiated by two sides is USD24390.24 per year.

6. When calculated , if expense by lessor is more or less within 10% of house rent, it will be regarded and treated as USD24390.24. Once expense is more than 10% , the excess will be paid by cash.

7. Rental period will be 5 years from August 1, 2004 to July 30,2008. If to relet, it should be negotiated 3 month advance expiration.

8. If there is anything not clear, both sides will negotiate to solve.

Lessor(stamp):

Inner Mongolia Tehong Coal Group Co.,Ltd

Date: July 28,2004

Lessee(stamp):

Inner Mongolia Xiangrong Commerce&Trade Co.,Ltd

Date : July 28,2004